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                                                                     EXHIBIT 5.2


                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018
                                  410-539-2530                       WASHINGTON
                                FAX: 410-539-0489                     NEW YORK
                                                                    PHILADELPHIA
                                                                       EASTON



                                 May 15, 1997


Capstead Mortgage Corporation
2711 North Haskell Avenue
Suite 900
Dallas, Texas  75204

Ladies and Gentlemen:

     We have acted as special Maryland counsel for Capstead Mortgage Corporation, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), which registers 2,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Company's 1997 Flexible Long Term Incentive Plan (the "Plan"). In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that creates the Plan and provides for the issuance of up to 2,000,000 shares of Common Stock pursuant thereto, a Certificate of the Senior Vice President-Control and Treasurer of the Company dated the date hereof as to certain factual matters and such other materials and matters as we have deemed necessary to the issuance of this opinion.

     In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and that all public records reviewed are accurate and complete. As to certain factual matters, we have relied on the Certificate of the Senior Vice President-Control and Treasurer of the Company and have not independently verified the matters stated therein.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the Shares to be issued by the
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                                                                 PIPER & MARBURY
                                                                      L.L.P.

Capstead Mortgage Corporation
May 15, 1997
Page 2


Company pursuant to the Plan have been duly and validly authorized and when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be, validly issued, fully paid, and non-assessable.

     The opinion herein is limited to the laws of the State of Maryland and we express no opinion as to the laws of any other jurisdiction. This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any person or entity except that Andrews & Kurth L.L.P. is authorized to rely on this opinion in rendering its opinion to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.